                        NON-NEGOTIABLE PROMISSORY NOTE

$25,000                                                            May 29, 1998

         FOR VALUE RECEIVED, COMPACT DISC PACKAGING CORP., a Delaware corporation with its principal place of business at 320 Broad Hollow Road, Farmingdale, New York 11735 (the "Payor"), hereby promises to pay to the order of David L. Kassel, residing at 61 West 62nd Street, Apartment 21K, New York, New York 10023 (the "Payee"), the principal sum of TWENTY-FIVE THOUSAND DOLLARS ($25,000) in lawful money of the United States, together with interest at the rate of ten percent (10%) per annum.

         The amount due hereunder shall be payable in a lump sum payment of principal plus accrued interest within thirty days after the date that the Securities and Exchange Commission declares effective the Registration Statement on Form SB-2 of International Smart Sourcing, Inc. At any time and from time to time, the Payor may, at its option, prepay all or any part of the Note without penalty. Any such partial prepayments shall be applied by the Payee (i) first, to accrued and unpaid interest and (ii) second, to the principal.

         This Note is non-negotiable and may not be transferred or assigned.

         If an event of default should occur, the Payor shall be granted a period of twenty (20) days from the date it receives written notice of such default in which to cure such default. Any and all reasonable attorneys' fees and costs incurred by the Payee to enforce the terms of this Note following a default will be the responsibility of the Payor.

         This Note may be changed, modified or terminated only by an agreement in writing signed by the party to be charged. This Note shall be governed by and construed in accordance with the laws of the State of New York, and shall be binding upon the Payor and its successors and assigns and inure to the benefit of the Payee.

         IN WITNESS WHEREOF, the Payor has executed and delivered this Note as of the date first above written.


                                               Compact Disc Packaging Corp.


                                               By: /s/ Andrew Franzone
                                                   --------------------------
                                                       Andrew Franzone

      GUARANTEE, dated as of May 29, 1998, given by International Smart Sourcing, Inc., a Delaware corporation (the "Guarantor"), to David L. Kassel ("Kassel"), in order to induce Kassel to accept a Promissory Note dated May 29, 1998, for the principal sum of Twenty-Five Thousand Dollars ($25,000) from Compact Disc Packaging Corp. ("Compact Disc") in favor of Kassel (the "Note").

      Guarantor hereby unconditionally guarantees payment to Kassel, when and as due, of the principal and interest due on the Note. If Compact Disc defaults by failing to make any payment under the Note when due, Guarantor agrees, without Kassel first having to proceed against Compact Disc, to pay on written demand all sums due under the Note to Kassel from Compact Disc, as well as any and all reasonable expenses incurred by Kassel in enforcing or collecting such sums due by reason of Compact Disc's default.

      Kassell shall not, by any act or delay, be deemed to have waived any right under the Note or to have acquiesced in any default or in any breach of any of the terms and conditions of the Note. No failure to exercise, nor any delay in exercising, on the part of Kassel, any right, power or privilege under the Note shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Kassel of any right or remedy under the Note on any occasion shall not be construed as a bar to any right or remedy that Kassel would otherwise have on any future occasion. The Guarantor waives presentment and notice of dishonor.

      This Guarantee may be changed, modified or terminated only by an agreement in writing signed by the party to be charged. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, and shall be binding upon the Guarantor and its successors and assigns and incur to the benefit of Kassel.

      IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the date first written above.

                                         International Smart Sourcing, Inc.

                                         By: /s/ Andrew Franzone
                                             -------------------------------
                                             Andrew Franzone, President